AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2008
                                             REGISTRATION NO. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                       NEVADA PROCESSING SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                                           20-4959207
    -------------------------------                       -----------------
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                      Identification No.)

                                      7389
                          ----------------------------
                          (Primary Standard Industrial
                             Classification Number)
                          ----------------------------

                                9646 Giddings
                             Las Vegas, NV  89148
                                (702) 334-4008
        ----------------------------------------------------------------
              (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Chad Guidry
                                9646 Giddings
                             Las Vegas, NV 89148
                                (702) 334-4008
            --------------------------------------------------------
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                      WITH COPIES OF ALL CORRESPONDENCE TO:

                            THOMAS C. COOK, ESQ.
                       LAW OFFICES OF THOMAS C. COOK
                      500 N. RAINBOW BLVD., SUITE 300
                           LAS VEGAS, NV  89107
                          PHONE:  (702) 221-1925
                          FAX:    (702) 221-1926
                          ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered On a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


     Indicate by check mark whether the registrant is a large accelerated filer, a Non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" In Rule 12b-2 of the Exchange Act.

     Large accelerated filer   [ ]                Accelerated filer         [ ]
     Non-accelerated filer     [ ]                Smaller reporting company [X]
    (Do not check if a smaller
     reporting company)


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value       275,000       $0.01       $     2,750   $     0.11

Common stock,        8,726,900 (3)   $0.01       $    87,269   $     3.43
$0.001 par value
issuable upon
conversion of Series
A convertible
Preferred stock
                   ---------------------------------------------------------

TOTAL                9,001,900       $0.01       $   90,019    $    3.54
============================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.01 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3) Represents shares of common stock issuable in connection with the conversion of our Series A Callable and Convertible Preferred stock. The registrant sold 872,690 non-voting Callable and Convertible Preferred stock at its inception to finance its operations. These Series A Preferred shares are convertible into shares of our common stock at a ratio of two hundred shares of common stock for each share of Series A Preferred stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY
JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2008



                                   PROSPECTUS

                       Nevada Processing Solutions, Inc.

                                9,001,900 SHARES
                                  COMMON STOCK

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON BEGINNING ON PAGE 3.

The information in this Prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offence.

The date of this Prospectus is November 4, 2008.

                               Table of Contents
Part I

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
ABOUT THIS OFFERING..................................................... 4
SELECTED FINANCIAL INFORMATION.......................................... 5
RISK FACTORS............................................................ 6
RISK FACTORS RELATING TO OUR COMPANY.................................... 6
OTHER RISK FACTORS......................................................14
FORWARD-LOOKING STATEMENTS..............................................17
USE OF PROCEEDS.........................................................18
DETERMINATION OF THE OFFERING PRICE.....................................18
SELLING SECURITY HOLDERS................................................18
PLAN OF DISTRIBUTION....................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................34
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........35
DESCRIPTION OF SECURITIES ..............................................37
DIVIDEND POLICY.........................................................38
MARKET INFORMATION......................................................40
WHERE YOU CAN FIND MORE INFORMATION.....................................40
FINANCIAL STATEMENTS....................................................41

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-4
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-7
SIGNATURES............................................................II-7

                                 PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "Nevada Processing Solutions," or the "Company" mean Nevada Processing Solutions, Inc.

                              Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

                                  Our Company

We were formed on May 30, 2006. Nevada Processing Solutions, Inc. is a startup company that processes loan for mortgage companies. Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing its initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started its loan processing business.

We have generated no revenues, have incurred losses since our inception on May 30, 2006, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our President, Mr. Guidry, to fund our operations. We are a development stage company and we do not expect for the next 12 months to generate revenue which would be enough to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (May 30, 2006) to June 30, 2008, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal executive offices are located at 9646 Giddings, Las Vegas, NV 89148 and our telephone number at that address is (702) 334-4008.

                               The Offering

Securities Being Offered:           Up to 9,001,900 shares of common stock

Offering Price:                     The selling shareholders will sell our
                                    shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering :             The selling shareholders will determine
                                    when and how they will sell the common
                                    stock offered in this prospectus.

Termination of the Offering:        The offering will conclude when all of the
                                    9,001,900 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.


Securities Issued                   12,101,900 shares of our common stock are
And to be Issued:                   issued and outstanding as of the date of
                                    this Prospectus. All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

Use of Proceeds:                    We will not receive any proceeds from the
                                    sale of the common stock by the selling
                                    shareholders.

                          Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this Prospectus.


Balance Sheet Data


                                     For the three
                                     month period         As of
                                         ending          June 30,
                                    Sept. 30, 2008        2008
                                      (unaudited)        (Audited)
                                    --------------      ---------
Working Capital                     $        0          $  2,750
Total Assets                        $        0          $  2,750
Total Liabilities                   $        0          $  1,000

Income Statement Data

                                                           From
                                     For the three    May 30, 2006
                                     month period      (Inception)
                                        ending          to June 30,
                                    Sept. 30, 2008         2008
                                      (unaudited)        (Audited)
                                    --------------      ---------
Revenues                            $        0          $        0
Expenses                            $    1,750          $    9,763
Net (Loss) before
    beneficial interest             $                   $   (9,763)
Beneficial Conversion Feature
    of Preferred stock              $                   $ (706,878)
Net income (loss)                   $   (1,750)         $ (716,641)


As of September 30, 2008, we had no working capital and an accumulated loss before beneficial interest of $11,513 since inception.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


COMPANY RISK FACTORS
--------------------

1. SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Our company was incorporated on May 30, 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this registration statement, at September 30, 2008 we had no working capital and no stockholders' equity. In addition, we had a net loss of approximately $11,513 for the period May 30, 2006 (inception) to September 30, 2008.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 30, 2006 (inception) to September 30, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE NO REVENUES.

We have not generated any revenues, we are expect losses over the next twelve (12) to twenty-four (24) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. SINCE OUR OFFICER WORKS OR CONSULTS FOR OTHER COMPANIES, HIS OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Chad Guidry, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Chad Guidry, the President and Director of the company, currently devotes approximately 15-20 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Guidry. He has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Guidry intends to limit his role in his other business activities and devote more of his time to Nevada Processing Services, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

5. IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED. EVEN IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We will require additional funds to obtain the resources to develop and implement a marketing and sales program and address all necessary infrastructure concerns. We anticipate that we will require up to approximately $100,000 to fund our continued operations. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.


6. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

As of September 30, 2008, the Company had no working cash and equivalents. The Company needs at least one hundred thousand dollars ($100,000) in order advance its business plan.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.


7. WE MAY NOT BE ABLE TO COMPETE WITH OTHER LOAN PROCESSING COMPANIES, WHO HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO.

The loan processing industry is highly competitive, and subject to rapid change. We do not have the resources to compete with the large mortgage loan processors. Competition by existing and future competitors could result in our inability to secure profitable events. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Nevada Processing
Services, Inc. cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.


8. OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our sole officer beneficially owns approximately or have the right to vote approximately 92% of our outstanding common stock. As a result, our sole officer will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, this individual has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

9.  CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR SERVICES.

Any change in the preferences of our potential corporate customers that we fail to anticipate could reduce the demand for the loan processing services we intend to provide. Decisions about our focus and the specific services we plan to offer are often made in advance of customers contracting us. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our services and lower profit margins.

10.  OUR BUSINESS MAY SUFFER IF WE FAIL TO MEET THE EXPECTATIONS OF OUR
CUSTOMERS.

Our business model will rely in part on referrals to, and operating in concert with, various third parties, such as mortgage brokers, banks, and other financial institutions. If we fail to meet the expectations of our future customers, who include these third parties, who at the present time are unidentified, our reputation and results of operation will be negatively impacted.


11. CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF NEVADA PROCESSING SOLUTIONS MAY JEOPARDIZE THE BUSINESS CONTINUITY OF NEVADA PROCESSING SOLUTIONS.

The operations of Nevada Processing Solutions depend substantially on the skills and experience of Chad Guidry. Without employment contracts, we may lose Mr. Guidry to other pursuits without a sufficient warning and, consequently, go out of business. Mr. Guidry may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, this individual may face a conflict in selecting between Nevada Processing Solutions and his other business interests. Nevada Processing Solution has not formulated a policy for the resolution of such conflicts.

12. WE DEPEND ON OUR RELATIONSHIPS WITH TRAVEL SUPPLIERS AND VENDORS AND ANY ADVERSE CHANGES IN THESE RELATIONSHIPS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

An important component of our business success depends on the ability to maintain its existing, as well as build new, relationships with travel suppliers and vendors. Adverse changes in existing relationships, or our inability to enter into new arrangements with these parties on favorable terms, if at all, could reduce the amount, quality and breadth of attractively priced travel products and services that we are able to offer, which could adversely affect the business, financial condition and results of operations.

13. IF OUR MARKETING EFFORTS ARE NOT EFFECTIVE, OUR SERVICES MAY NOT ACHIEVE THE BROAD RECOGNITION NECESSARY TO OUR SUCCESS IN THE TARGET TERRITORIES.

We may not be able to build successfully recognition and favorable perception of our services in a manner that will enable us to expand our business in a cost-effective or timely manner. If our services will not be received favorably by our customers, our reputation could be damaged. The lack of market acceptance of our services will not allow us to generate satisfactory net sales and could harm our business.

14.  AN INCREASE IN INTEREST RATES COULD HARM OUR BUSINESS.

An increase in interest rates could result in a reduction of loan volume and subsequently a decrease in demand for our loan processing services. Our business is sensitive to market conditions. As the market for mortgage loans decrease, the demand for our services would decrease accordingly.

15. TECHNOLOGY FAILURES COULD DAMAGE OUR BUSINESS OPERATIONS AND INCREASE OUR COSTS.

The financial services industry as a whole is characterized by rapidly changing technologies, and system disruptions and failures may interrupt or delay our ability to provide services to our customers. The secure transmission of confidential information over the Internet is essential to our maintaining consumer confidence in certain of our services. Security breaches, acts of vandalism and developments in computer capabilities could result in a compromise or breach of the technology that we use to protect our customers' personal information and transaction data. Consumers generally are concerned with security breaches and privacy on the Internet, and Congress or individual states could enact new laws regulating the electronic commerce market that could adversely affect us.

16. FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS.

It may be time consuming, difficult, and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing, and other finance staff in order to develop and implement appropriate additional internal controls, processes, and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending July 31, 2008, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our Annual Report on Form 10-K for our fiscal period ending July 31, 2008, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.
In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

17. WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the NASDAQ National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
-----------------------------------------------------------

18. THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALERS' NETWORK; THEREFORE, OUR INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

o  variations in our quarterly operating results;

o  changes in general economic conditions and in the mortgage industry;

o announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

o  loss of a major customer, partner or joint venture participant; and

o  the addition or loss of key managerial and collaborative personnel.


The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

19. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

20. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

21. WE DO NOT INTEND TO PAY DIVIDENDS AND THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN NEVADA PROCESSING SOLUTIONS, INC.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Nevada Processing Solutions will need to come through appreciation of the stock's price.

22. THE SELLING STOCKHOLDERS MAY SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The selling stockholders may sell in the public market up to 9,001,900 shares of common stock being registered in this offering. That means that up to 9,001,900 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and the non-registered shareholders will continue to be subject to the provisions of various insider trading and rule 144 regulations. Consequently, if shareholders are selling shares pursuant to the prospectus underlying this registration statement, it may be more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all as public market sales by our shareholder may deflate the market price of our stock.

23. THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES.

In many circumstances the issuance of securities for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the debt raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock.

If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.


               CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the eyewear retailing industry, (d) our future financing plans and
(e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this Report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic, and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.


                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution
--------

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                           SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering all of the 9,001,900 shares of common stock offered through this Prospectus.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this Offering;

2.  the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the Offering; and

4.  the percentage owned by each upon completion of the Offering.

                                Total
                                shares      Total        Total
                                held        Number of    Shares
                                including   Shares to    to be      Percent
                                issuable    be           Owned      Owned
                                upon full   Offered for  Upon       Upon
                                Conversion  Selling      Completion Completion
                                and/or      Shareholder  of this    of this
Name of Selling Stockholder(1)  exercise    Account(2)   Offering   Offering(3)
-----------------------------   --------    -----------  ---------- -----------

Aldrich, Jessica                  15,000      15,000       15,000    Nil
Beel, Valarie                     10,000      10,000       10,000    Nil
Bishop, Jacquelyn                  9,000       9,000        9,000    Nil
Bishop, Jamie                     10,500      10,500       10,500    Nil
Colello, Anthony                  12,500      12,500       12,500    Nil
Colton, Craig                     15,000      15,000       15,000    Nil
Jacobson, Janice                  10,000      10,000       10,000    Nil
Jacobson, Ray                     12,000      12,000       12,000    Nil
Jesky, Rick                        5,000       5,000        5,000    Nil
Larson, Jared                      9,500       9,500        9,500    Nil
Manteris, Nicholas                15,000      15,000       15,000    Nil
Martin, Patricia                  15,000      15,000       15,000    Nil
Meadows, Evelyn                   15,000      15,000       15,000    Nil
Means, Craig                      15,000      15,000       15,000    Nil
Murtha, Kevin                     15,000      15,000       15,000    Nil
Patterson, Don                     5,000       5,000        5,000    Nil
Patterson, James                   5,000       5,000        5,000    Nil
Patterson, Lilia                   5,000       5,000        5,000    Nil
Patterson, Michael                 5,000       5,000        5,000    Nil
Sandoval, Robert                  15,000      15,000       15,000    Nil
Seymour, Candace                  15,000      15,000       15,000    Nil
Stewart, Patricia                 15,000      15,000       15,000    Nil
Sullivan, Brian                   15,000      15,000       15,000    Nil
Wright, Douglas                   11,500      15,000       15,000    Nil
Processing Pros, Inc.          8,726,900   8,726,900            -

                   TOTAL       9,001,900   9,001,900      275,000

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 12,101,900 shares of common stock outstanding on the date of this Prospectus.

None of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years; or,

2.  has ever been one of our officers or Directors.

                             PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell their shares at $0.01 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

a) Not engage in any stabilization activities in connection with our common stock;

b) Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

c) Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

o contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties;

o contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

o  contains a toll-free telephone number for inquiries on disciplinary actions;

o defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

o contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

o  with bid and offer quotations for the penny stock

o the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis contains various "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including, but not limited to "anticipates," "believes," "plans," "expects," "future," and similar statements or expressions, identify forward-looking statements. Any forward-looking statements herein are subject to risks and uncertainties in the Company's business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel, and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management's Discussion and Analysis of Results of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with the financial statements included herein.

Business Model
--------------

We were formed on May 30, 2006. We are a development stage company with a business focus to help mortgage companies process their loans.

Our plan of operation is based on two main milestones:

1. Establish a customer base by focusing on mortgage brokers who wish to outsource the loan process activities.

2. Evaluate market response to our services and develop further growth strategy based on customer feedback..


Results of Operations
---------------------

From Inception on May 30, 2006, through September 30, 2008
----------------------------------------------------------

During the period from inception on May 30, 2006 to September 30, 2008, we have generated no revenues. Our net loss before beneficial interest since inception is $11,513, of which $4,500 was for accounting and audit fees and 7,013 for general and administrative expenses.

Since inception, we have sold 3,100,000 shares of common stock at $0.001 per share to our Director for proceeds of $3,100; 275,000 shares of common stock at $0.01 per share for total proceeds of $2,750 and 872,690 preferred shares.

As of the date of this Prospectus we have hired an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Liquidity and Capital Resources
-------------------------------

As of September 30, 2008, our total current assets were $0. As of September 30, 2008, our total liabilities were $0. We expect to incur substantial losses over the next two years.

We have funded our operations through financing activities consisting primarily of private placements of equity securities with existing shareholders and outside investors and monies contributed to the Company by our Director.

During the period from inception to September 30, 2008, proceeds were received from the sale of common stock and preferred stock in connection with various private placements. In addition, our Director contributed to us a $4,790 for general working capital purposes. Our Director will not seek reimbursement for this contributed capital.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $100,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated.

Future Financings
-----------------

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

We are seeking to raise a $100,000 in an offering of our common stock. In the event we are unable to raise $100,000, we may be unable to conduct any operations and may consequently go out of business. There are no formal or informal agreements to attain such financing and we can not assure you that any financing can be obtained. If we are unable to raise these funds, we will not be able to implement any of our proposed business activities and may be forced to cease operations.

The table below illustrates our business plan that constitute top priorities. Each material event or milestone listed in the table below will be required until revenues are generated. Each step needs to be completed before we can move on to the next step with these milestones. Therefore, we are unable to provide a timeline, in that, if one step is not achieved, the remaining steps cannot be completed.


                                                    Expected manner of
                                                    occurrence or method
             Event or Milestone                        of achievement
-----------------------------------------      -------------------------
1.  Business plan developed                    Our sole Officer prepares plan
2.  Company completes audit financials         Auditor identified/audit
                                                  prepared for June 30, 2008
3.  Company files Registration Statement       Registration Statement filed
                                                  with SEC in October, 2008
                                                  We need to complete the
                                                  comment phase
4.  Company files required SEC reports         We will need to file required
                                                  reports with the SEC to
                                                  be a fully reporting company
5.  Company identifies a market maker          Market Maker applies for
                                                  listing with the OTC-BB.
6.  Company becomes listed on OTC-BB           Market Maker makes market in
                                                  our common stock
7.  Company raises funding                     Our sole officer seeks funding
                                                  of $100,000 to advance the
                                                  company's business plan
8.  Company markets its services               Our sole officer solicits
                                                  business from mortgage
                                                  brokers who desire to
                                                  outsource their loan
                                                  processing activities
9.  Identify a Customer Base                   Through the marketing efforts
                                                  by our sole officer
10. The Company operates at a profit           Customer base and sales force
                                                  in place


Off-Balance Sheet Items
-----------------------

We currently do not have any off-balance sheet items.

Critical Accounting Policies
----------------------------

Our discussion and analysis or plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its financial statements.

Revenue Recognition
-------------------

Nevada Processing Solutions is in its development stage and has yet to realize significant revenues from operations. The Company recognizes revenue on an accrual basis as it invoices for services. Revenue is generally realized or realizable and earned when all of the following criteria are met:
1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered; 3) our price to our customer is fixed or determinable; and 4) collectibility is reasonably assured.


Loss per Common Share
---------------------

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Income Taxes
------------

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. Nevada Processing Solutions establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Common Stock Registration Expenses
----------------------------------

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Moore & Associates, Chartered, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DESCRIPTION OF OUR BUSINESS

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

Background
----------

We are a startup company that processes loans for mortgage companies.

We serve as an extension of a mortgage broker's loan processing team. It is our goal to process mortgage loans through to closing. This begins when the order is received and continues until the broker/originator has a complete hard copy or electronic file in their hands after closing. We serve as an extension of a mortgage broker's staff, so therefore, it is important that we have an open channel of communications with the mortgage broker to understand the expected roles of each party in the transaction, as well as the process
flow and expected time frames to complete the application process.   We are
not a mortgage broker nor lender and are not involved in originations of mortgages or loans.

Business Strategy
-----------------

Our goal is to develop long-term business partnerships by providing mortgage processing services to mortgage brokers. It is our goal to handle loan processing from submission to funding. We plan to handle all types of loan programs. We plan to develop the procedures necessary to process loans accurately and professionally. We plan to strive for a 10-day close. The loan processor fee is billed at closing on the as a third party loan processing fee. We plan to charge approximately $500 for each loan we process. Our services include:


     o Expedite Closing Cycles. Nevada Processing Solutions will handle all "back-end" loan processing activities associated with closing a loan: appraisal and title/escrow ordering and follow-up, submission to underwriting, obtaining stips, clearing of conditions, coordination of closing and confirmation of funding.

     o Upon receiving a loan package and Nevada Processing Solutions will upload it into our system, verify that ratios, income, accuracy of data and notify the broker of any deficiencies.

     o We will review a broker's file for compliance issues and/or missing documentation.

     o We will order (depending on the Brokers needs) title work, payoffs, appraisals, and surveys that will be required.

     o We will keep the mortgage broker up to date as the loan progresses through underwriting.

     o Immediately upon receiving an approval, we will fax a copy and contact the broker to discuss any conditions of the loan approval.

     o After meeting the conditions, the we will monitor the status of the file in the lender's closing department to insure the closing documents are sent to the title company.

Further, we utilize a software program designed to track all of the steps required to approve a mortgage loan application. As each step is completed, the software updates the information in the applicants' file. The loan applicant is able to determine the progress of their loan by checking the status of the loan approval process through a secure internet site.

We plan to provide information to loan applicants as to the approval status of their individual mortgage loan. Via a user name and password, the loan applicants can check daily through a secure website on the progress of their mortgage loan(s). A mortgage loan, on average, goes through twenty steps before it is approved. The loan applicant can check the status of the mortgage approval process as it passes through these twenty steps. It allows the loan applicant to understand what has taken place and what needs to take place before their mortgage funds are released.


Market
------

We offer loan mortgage processing and our tracking services to mortgage companies. According to the U.S. Census Bureau 2005 Report, there are approximately 8,967 mortgage and non-mortgage loan brokers in the U.S. In the State of Nevada alone there are 96 mortgage and non-mortgage loan brokers. These loan brokers who represent the future customer base of Nevada Processing Solutions, Inc.

Plan of Operations
------------------

Short term goal (twelve-month period)
-------------------------------------

The two key elements of our short term plan are to create our initial customer base, and to utilize our software program which tracks the approval status of loans. Our plan of operation for the next 12 months will be focused on three major areas: (i) Operations; (ii) Marketing; and (iii) Financing.

Operations
----------

We have designed a software program to track all of the steps required to approve a mortgage loan application: We now have the infurstucture and software program in place and ready to use.

Marketing
---------

We plan to develop a strategic marketing plan by working together with mortgage brokers to generate awareness about our services. The marketing plan will cover the following:

     o Active promotional program including printing promotional materials, educating mortgage brokers about our services

     o Media relations program by developing a website that markets our services;

     o  Developing an advertising campaign to market our services.


Financing
---------

As of the date of this registration statement we have raised $11,513 from contributed capital by management and two private placements, management believes that we will need to raise an additional $100,000 to meet our capital requirements for at least the next 12 months and plans to keep operating costs to a minimum until cash is available through financing or operating activities. We plan to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.


Competition
-----------

We have developed a software program to track the process of mortgage approvals. Our software program is not trademarked or protect by any patents. Any who can develop a similar software program can infringe on the Company's business, by offering the same service to the Company's customers at a lower price. Many other companies are better funded and more established than Nevada Processing Solutions, Inc.

Description of Property
-----------------------

We do not hold ownership or leasehold interest in any property.

Directors, Executive Officers, and Control Persons

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

       Name           Age        Positions and  Offices Held
----------------     ------      ----------------------------------------

J. Chad Guidry         33        President, Secretary, and Director




B.  Work Experience

J. Chad Guidry, Director, President, CEO/CFO, Secretary
-------------------------------------------------------

Mr. Guidry has served as the Company's director, president, and secretary since inception, and will serve on the board until the next annual shareholders' meeting of the Company or until a successor is elected. There are no agreements or understandings for the officer and director to resign at the request of another person, and the above-named officer and director is not acting on behalf of, nor will act at the direction of, any other person.

Set forth below is the name of the sole director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and his business experience during at least the last five years:


J. Chad Guidry - Work Background

     Thomas Jefferson High School
       Port Arthur, Texas
       Diploma, 1991

     Antony, Ltd., Audio Equipment Retailer
       Crystal Beach, Texas
       National Sales Representative, 1991-1999

     Pennington Mortgage
       Las Vegas, Nevada
       Mortgage Loan Officer, 1999-Present

     EZ Credit Repair, Inc.
       Las Vegas, Nevada
       President. Company helps mortgage applicants repair their credit ratings, 2002-Present

     JCG, Inc.
       Las Vegas, NV
       President.  A "blank check" company.  February, 2003 to March, 2004

     GCJ, Inc.
       Las Vegas, NV
       President.  A "blank check" company.  March, 2004 to December, 2004

     Pavo Royal, Inc.
       Las Vegas, NV
       President.  A "blank check" company.  December, 2004 to December, 2005.

     Nevada Processing Solutions, Inc.
       Las Vegas, Nevada
       President. Company helps mortgage process loan applications, 2006-Present


C.  Prior Blank Check Involvement

The SEC reporting blank check companies that Chad Guidry has served as President and Director are listed in the following table:


Incorporation        Form                      Date
     Name            Type        File #      of Filing         Status(1)
-------------      ---------    -------      ---------         ----------
JCG, Inc.          10SB12G      0-50344      July 16, 2003     Merger (2)
GCJ, Inc.          10SB12G      0-50738      May 5, 2004       Merger (3)
Pavo Royal, Inc.   10SB12G      0-51224      March 29, 2005    Merger (4)



(1) Under Merger Status "Merger" represents a merger has occurred and the company ceased to be a blank check company by operating specific business. More detailed information for the merger is disclosed in following paragraph:

(2) On March 19, 2004, JCG, Inc. merged with Neighborhood Connections, Inc. ("Neighborhood") whereby Neighborhood was the surviving corporation and JCG, Inc. ceased to exist. Neighborhood was formed to provide management for the collection of pay telephone coin revenues including the repair and maintenance of existing pay telephone equipment, and the installation of new telephone equipment. Pursuant to the Acquisition Agreement and Plan of Merger, Neighborhood purchased all issued and outstanding 360,000 shares of restricted common stock of JCG, Inc. from G. Chad Guidry, its sole shareholder for $3,600 cash.

(3) On December 27, 2004, GCJ, Inc. merged with APD Antiquities, Inc. ("APD") whereby APD was the surviving corporation and GCJ, Inc. ceased to exist. APD is an e-Commerce company engaged in the business of acquiring, importing and marketing valuable antique products such as furniture, works of art, antiques, glass works, porcelain, statues, pottery, sculptures and other collectibles and collector items. Pursuant to the Acquisition Agreement and Plan of Merger, APD purchased all issued and outstanding 430,000 shares of restricted common stock of GCJ, Inc. from G. Chad Guidry, its sole shareholder for $3,600 cash.

(4) On December 28, 2005, Pavo Royal, Inc. merged with MyQuoteZone ("Zone") whereby Zone was the surviving corporation and Pavo Royal, Inc. ceased to exist. Zone is a technology based marketing firm that specializes in online lead generation. Pursuant to the Acquisition Agreement and Plan of Merger, Zone purchased all issued and outstanding 510,000 shares of restricted common stock of Pavo Royal, Inc. from G. Chad Guidry, its sole shareholder for $3,600 cash.


EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our Directors since our inception on May 30, 2006, through July 30, 2008.


SUMMARY COMPENSATION TABLE

                     Annual Compensation       Long Term Compensation
                     -------------------       -----------------------
                                                  Awards       Payouts
-----------------------------------------------------------------------------
                                    Other   Restric-
                                    Annual   ted   Securities           Other
Name and                            Compen- Stock   Underlying   LTIP   Compen-
Principal      Year  Salary  Bonus  sation  Awards   Options/   Payouts  sation
Position       Ended  ($)     ($)    ($)      ($)    SARs (#)    ($)     ($)
-----------------------------------------------------------------------------
Chad Guidry   5/30/06  -0-    -0-   -0-      -0-       -0-       -0-     -0-
Pres, CEO &  inception
Director        to
             6/30/2008


Stock Option Grants
-------------------

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole Director and officer since our inception.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

There is a potential conflict of interest between the Company and Mr. J. Chad Guidry, the Company's sole officer and director. Mr. Guidry has other business interests to which he currently devotes attention, and is expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through his exercise of judgment in a manner which is consistent with his fiduciary duties to the Company. Insofar as the officer and director is engaged in other business activities, management anticipates that he will devote only a minor amount of time to our affairs. However, should such a conflict arise, there is no assurance that Mr. Guidry would not attend to other matters prior to those of the Company. Mr. Guidry estimates that the business plan of the Company can be implemented in theory by devoting approximately 10 to 15 hours per month over the course of several months but such figure cannot be stated with precision.

Processing Pros, Inc., the Preferred shareholder, handles mortgage applications. Once the Company becomes fully operational, Processing Pros, Inc. plans to send business to Nevada Processing Solutions, Inc. There are no agreements between the two entities. And, there are no assurances that Processing Pros, Inc. will have or direct any business to Nevada Processing Solutions, Inc.

The company's sole officer/director has contributed office space for our use. There is no charge to us for the space. Our officer will not seek reimbursement for past office expenses.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Nevada Processing Solutions, Inc.


Audit Committee
---------------

The company does not presently have an Audit Committee. The sole member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 24, 2008, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,375,000 and 12,101,900 shares respectfully of our common stock issued and outstanding. We do not have any outstanding options or warrants convertible into shares of our common stock.

                                     AMOUNT AND    PERCENT OF    PERCENT OF
                                     NATURE OF     CLASS         CLASS
TITLE OF    NAME OF BENEFICIAL       BENEFICIAL    BEFORE        AFTER
CLASS       OWNER AND POSITION       OWNERSHIP     CONVERSION(1) CONVERSION(2)
-----------------------------------------------------------------------------
Common      J. Chad Guidry (3)       3,100,000     91.8%         25.6%
            President,
            Secretary, Director

Ownership upon conversion of
  Shareholders' preferred stock

Common     Processing Pros, Inc.(4)   8,726,900     0.0%         72.1%

                                   -----------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                      (1 person)      3,100,000    91.8%         25.6%


(1)  Percent of Class based on 4,231,000 shares before conversion of Series
     A Callable and Convertible Preferred shares.
(2) Percent of Class based on 154,231,000 after conversion of the 750,000 Series A Callable and Convertible Preferred shares.
(3)  J. Chad Guidry, 9646 Giddings, Las Vegas, NV 89148
(4) Processing Pros, Inc., a Nevada corporation, beneficially controlled and owned by Leslie Biaggi, President, Secretary, Treasurer and Director, 8113 Meantmore Ave., Las Vegas, NV 89117. Leslie Biaggi has the ultimate voting control over the shares held this entity.

      The Company currently has no non-voting securities or other securities outstanding, and there are no contracts or other arrangements that could result in a change of control of the Company.


CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of Nevada Processing Solutions, Inc.

DESCRIPTION OF SECURITIES

The authorized capital stock of Nevada Processing Solutions, Inc. consists of 200,000,000 common shares. This consists of 195,000,000 common stock, par value $0.001; and 5,000,000 preferred stock, par value $0.001

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Nevada Processing Solutions, Inc., whether voluntary or involuntary, to share equally in the assets of Nevada Processing Solutions available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Nevada Processing Solutions's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.


Preferred Convertible Securities

At the time of incorporation, we issued 872,690 non-voting Callable and Convertible Preferred shares. We filed with the Nevada Secretary of State the designation that "These Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock." The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for ten (10) shares of Common Stock of the corporation."

Through a Board Resolution, it was resolved that we shall not call nor redeem our Series A non-voting Callable and Convertible Preferred shares. The shareholders of the Series A Preferred shares will be permitted to convert each Series A Preferred share owned for ten common shares, at their sole discretion. The conversion of 872,690 Series A Preferred Shares converts into 8,726,900 common shares which we registering in this Prospectus.

Dividend Policy

Holders of Nevada Processing Solutions's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Nevada Processing Solutions does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Nevada Processing Solutions's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.


INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Thomas C. Cook, Esq. our legal counsel has provided an opinion on the validity of our common stock. The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect tothe securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.

The Registration Statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not quoted on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.


                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                       NEVADA PROCESSING SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                       INDEX TO FINANCIAL STATEMENTS

                          FINANCIAL STATEMENTS
                      Nevada Processing Solutions, Inc.
                                  June 30, 2008
                                 September 30, 2008



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

Year end June 30, 2008 Financials (audited):


                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1a
Balance Sheet                                                      F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a

Three Months ending September 30, 2008 (unaudited):

Independent Auditors' Report                                       F-1b
Balance Sheet                                                      F-2b
Statements of Operations                                           F-3b
Statements of Cash Flows                                           F-4b
Notes to Financials                                                F-5b



MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           -------------------------------------------------------

To the Board of Directors
Nevada Processing Solutions, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Nevada Processing Solutions, Inc. (A Development Stage Company) as of June 30, 2008 and
June 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2008 and June 30, 2007 and since inception on May 30, 2006 through June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nevada Processing Solutions, Inc. (A Development Stage Company) as of June 30, 2008 and June 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2008 and June 30, 2007 and since inception on May 30, 2006 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $(9,763) since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    July 28, 2008


              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702) 253-7499 Fax (702) 253-7501

                                       F-1a

                        NEVADA PROCESSING SOLUTIONS, INC.
                          (a development stage company)
                                 Balance Sheets

                                      ASSETS


Balance Sheets


                                                       June 30,      June 30,
                                                         2008          2007
                                                     ------------  ------------
ASSETS

Current Assets:
   Cash                                              $         -   $         -
   Funds in escrow                                         2,750             -
                                                     ------------  ------------
     Total current assets                                  2,750             -
                                                     ------------  ------------
TOTAL ASSETS                                         $     2,750   $         -
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                  $     1,000   $         -
                                                     ------------  ------------
     Total current liabilities                             1,000             -
                                                     ------------  ------------

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 872,690 shares issued and
     outstanding as of 6/30/08 and 6/30/07,
     respectively                                            873           873
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 3,375,000, 3,100,000
     issued and outstanding as of
     6/30/08 and 6/30/07, respectively                     3,375         3,100
   Additional paid-in capital                            714,143       711,668
   (Deficit) accumulated during development stage       (716,641)     (698,115)
                                                     ------------  ------------
     Total stockholders' equity                            1,750             -
                                                     ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $     2,750   $         -
                                                     ============  ============

   The accompanying notes are an integral part of these statements

                                      F-2a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                          Statements of Operations


Statements of Operations

                                                               For the Period
                                                                    from
                                         For the years ending   May 30, 2006
                                               June 30,        (Inception) to
                                         --------------------     June 30,
                                            2008       2007         2008
                                         ---------  ---------  --------------
Revenue                                  $      -   $      -   $           -
                                         ---------  ---------  --------------

General and administrative expenses         1,000      8,763           9,763
                                         ---------  ---------  --------------

Total Expenses                              1,000      8,763           9,763
                                         ---------  ---------  --------------

Net Income (Loss) before
    beneficial interest                  $ (1,000)  $ (8,763)  $      (9,763)
                                         =========  =========  ==============

Beneficial Conversion Feature of
 Preferred stock                                                    (706,878)
                                         ---------  ----------  -------------

Provision for Income Taxes                      -           -              -

Net income (loss)                        $ (1,000)  $  (8,763)  $   (716,641)
                                         =========  ==========  =============

Weighted average number of common
 shares outstanding -
 basic and fully diluted                 3,375,000  3,100,000
                                         =========  =========

Basic Earnings (Loss) per share          $  (0.00)  $   (0.23)
                                         =========  ==========



     The accompanying notes are an integral part of these statements

                                     F-3a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                     Statement of Stockholders' Equity
        For the period from May 30, 2006 (Inception) to June 30, 2008


Statement of Stockholders' Equity
                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock      Additional    During       Total
       ------------------ ----------------- Paid-in   Development  Stockholders
         Shares   Amount   Shares   Amount   Capital     Stage        Equity
       ---------- ------- --------- ------- --------- ------------ ------------
Founders
initial
investment,
5/30/06
$0.001 per
share   3,100,000 $ 3,100           $       $         $            $     3,100

June 2006
 Preferred
 shares
 issued
 for
 cash at
 $0.01 per
 share plus
 embedded
 interest of
 $706,878                   872,690     873  706,878                   707,751

Contributed
 Capital                                       4,790                     4,790

Net
(loss)
for the
year
ending
6/30/06                                                  (706,878)    (706,878)
       ---------- ------- --------- ------- --------- ------------ ------------
Balance,
12/31/06
        3,100,000 $ 3,100  872,690  $   873 $711,668  $  (706,878) $     8,763

Net
(loss)
for the
year
ending
6/30/07                                                    (8,763)      (8,763)
       ---------- ------- --------- ------- --------- ------------ ------------
Balance,
6/30/07
         3,100,000 $ 3,100  872,690  $   873 $711,668 $  (715,641) $         -

      The accompanying notes are an integral part of these statements

                                    F-4a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                     Statement of Stockholders' Equity
        For the period from May 30, 2006 (Inception) to June 30, 2008
                                (Continued)

                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock      Additional    During       Total
       ------------------ ----------------- Paid-in   Development  Stockholders
         Shares   Amount   Shares   Amount   Capital     Stage        Equity
       ---------- ------- --------- ------- --------- ------------ ------------
Balance,
6/30/07
         3,100,000 $ 3,100  872,690  $   873 $  4,790  $   (8,763) $         -

June 2008
 Common
 shares
 issued
 for
 cash at
 $0.01 per
 share    275,000    275                       2,475                     2,750

Net
(loss)
for the
year
ending
6/30/08                                                    (1,000)      (1,000)
       ---------- ------- --------- ------- --------- ------------ ------------
Balance,
6/30/08
        3,375,000 $ 3,375  872,690  $   873 $714,143  $  (716,641) $     1,750
       ========== ======= ========= ======= ========= ============ ============

      The accompanying notes are an integral part of these statements

                                      F-5a

                       NEVADA PROCESSING SOLUTIONS, INC.
                         (a development stage company)
                          Statements of Cash Flows


Statements of Cash Flows

                                                               For the Period
                                                                    from
                                         For the years ending   May 30, 2006
                                               June 30,      (Inception) to
                                         --------------------     June 30,
                                            2008       2007         2008
                                         ---------  ---------  --------------
Operating Activities:

Net Income (Loss)                        $ (1,000)  $ (8,763)  $    (716,641)
                                         ---------  ---------  --------------
Adjustments to reconcile
  net loss to net cash
  used by operating activities
    Beneficial Interest on
      Conversion                                -          -         706,878
  Increase in accounts payable              1,000                      1,000
                                         ---------  ---------  --------------
Cash Provided (Used) by Operations              -    (8,763)         (8,763)


Financing Activities:

Sale of Common Stock                        2,750          -           5,850
Sale of Preferred Stock                         -          -             873
Contributed Capital                             -          -           4,790
                                         ---------  ---------  --------------
Cash Provided (Used) by
  Financing Activities                      2,750          -          11,513


Net Change in Cash                          2,750     (8,763)          2,750
Beginning Cash                                  -      8,763               -
                                         ---------  ---------  --------------
Ending Cash                              $  2,750   $      -   $       2,750
                                         =========  =========  ==============

The accompanying notes are an integral part of these statements

                                      F-6a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               June 30, 2008


NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Nevada Processing Solutions, Inc. (the Company) was incorporated under the laws of the state of Nevada on May 30, 2006. The Company was organized to conduct any lawful business and plans to provide a unique database solution for loan processors in the mortgage industry.


NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has assets of $2,750 and liabilities of $1,000 as of June 30, 2008. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's year-end is June 30.

                                      F-7a

                      NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               June 30, 2008

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at June 30, 2008, the Company has not recognized revenue to date and has accumulated operating losses of approximately $(9,763) since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.







                                     F-8a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               June 30, 2008


NOTE 4.   STOCKHOLDERS' EQUITY

Preferred Stock
---------------
On June 1, 2006, the Company issued 872,690 shares of its $0.001 par value preferred stock for $8,727 at $0.01 per share.

Each share of the Convertible Preferred Stock can be exchanged for ten hundred
(10) shares of Common Stock of the corporation. This Series A preferred stock was issued with a beneficial conversion feature totaling $706,878 measured as the difference between the $0.01 offering price of the underlying common stock and the conversion benefit price of $0.10 per share. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the preferred stock were to be converted into common stock, the common stock would be increased by 7,854,210 to a total of 8,726,900 shares. These 8,726,900 shares would represent 72.1% of all common stock outstanding.


Common Stock
------------
On May 30, 2006 (inception), the Company issued 3,100,000 shares of its $0.001 par value common stock for $3,100 at $0.001 per share.

On June 30, 2008, the Company issued 275,000 shares of its $0.001 par value common stock for $2,750 at $0.01 per share.

There were no other issuances of common or preferred stock or equivalents since May 30, 2006 (inception) through June 30, 2008.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.    PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

                                    F-9a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               June 30, 2008


NOTE 6.    PROVISION FOR INCOME TAXES (Continued)


SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. All of the expenditures thus far have been to organize the Company and will not be expensed for tax purposes until the Company has operations.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

     Net changes in Deferred Tax Benefit less than
     valuation account                                      0

     Current Taxes Payable                                  0
                                                        -----
     Net Provision for Income Taxes                         0
                                                        -----

NOTE 7.   REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered;
3) our price to our customer is fixed or determinable; and 4) collectability is reasonably assured. For the period from May 30, 2006 (inception) to June 30, 2008, the Company recognized no revenues.

The Company currently has no revenues.

                                      F-10a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              June 30, 2008


NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations or employment agreements.

NOTE 9.  EARNINGS PER SHARE

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income(loss) per share is as follows:


                                                         For the period
                                                              from
                                                          May 30, 2006
                                                         (Inception) to
                                                            June 30,
                                                              2008
                                                          -------------
Net loss (numerator)                                      $   (716,641)
                                                          =============
Weighted Average Common Shares Outstanding                   3,375,000
                                                          =============
Basic Loss per Share                                      $      (0.21)
                                                          =============


NOTE 10.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

This Statement establishes standards for how a issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity.



                                     F-11a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              June 30, 2008


Note 10.   Recent Pronouncements  (Continued)

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4. "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4. previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges...." This Statement requites that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB States No. 66 and 67.

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.


Statement No. 153

Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the

                                      F-12a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              June 30, 2008


Note 10.   Recent Pronouncements  (Continued)

SFAS NO. 154 Accounting Changes and Correction of Errors,

Supercedes APB No. 20. This statement requires that changes in accounting principles be applied retrospectively for all prior periods shown, including interim periods. The effective date is for fiscal years beginning after December 15, 2005.

SFAS NO. 155 Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

SFAS NO. 156 Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning, of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing, a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

SFAS NO. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))



                                      F-13a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              June 30, 2008


Note 10.   Recent Pronouncements  (Continued)

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FAS B Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No.51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure.

SFAS No. 161 This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162 This statement indentifies the sources of accounting principles and the framework for-selecting the principles to by used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

                                      F-14a

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              June 30, 2008


Note 10.   Recent Pronouncements  (Continued)

FIN No. 48

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109. which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006. the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FAS B has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes.


                                     F-15a

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NEVADA PROCESSING SOLUTIONS, INC.
(A Development Stage Company)

We have reviewed the accompanying condensed balance sheets of NEVADA PROCESSING SOLUTIONS, INC. as of September 30, 2008, and the related condensed statements of operations, stockholders' equity (deficit), and cash flows for the three-month period ended September 30, 2008 and from inception through September 30, 2008. These interim financial statements are the responsibility of the Corporation's management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheets of NEVADA PROCESSING SOLUTIONS, INC. as of June 30, 2008 and June 30, 2007, and the related statements of income, stockholders' equity and cash flows for the 2008 then ended (not presented herein); and in our report dated July 28, 2008, we expressed an opinion with a going concern paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheets as of June 30, 2008 and June 30, 2007 is fairly stated, in all material respects, in relations to the balance sheets from which it has been derived.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    October 17, 2008

            2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                      (702) 253-7499 Fax: (702)253-7501

                                      F-1b

                        NEVADA PROCESSING SOLUTIONS, INC.
                          (a development stage company)
                                 Balance Sheets


Balance Sheets

                                                     September 30,   June 30,
                                                         2008          2008
                                                     ------------  ------------
ASSETS

Current Assets:
   Cash                                              $         -   $         -
   Funds in escrow                                             -         2,750
                                                     ------------  ------------
     Total current assets                                      -         2,750
                                                     ------------  ------------
TOTAL ASSETS                                         $         -   $     2,750
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                  $         -   $     1,000
                                                     ------------  ------------
     Total current liabilities                                 -         1,000
                                                     ------------  ------------

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 872,690 shares issued and
     outstanding as of 9/30/08 and 6/30/08,
     respectively                                            873           873
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 3,375,000, 3,375,000
     issued and outstanding as of
     9/30/08 and 6/30/08, respectively                     3,375         3,375
   Additional paid-in capital                            714,143       714,143
   (Deficit) accumulated during development stage       (718,391)     (716,641)
                                                     ------------  ------------
     Total stockholders' equity                                -         1,750
                                                     ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $         -   $     2,750
                                                     ============  ============

   The accompanying notes are an integral part of these statements

                                      F-2b

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                          Statements of Operations


Statements of Operations

                                                               For the Period
                                               For the              from
                                          Three months ending   May 30, 2006
                                            September 30,        (Inception) to
                                         --------------------   September 30,
                                            2008       2007         2008
                                         ---------  ---------  --------------
Revenue                                  $      -   $      -   $           -
                                         ---------  ---------  --------------

General and administrative expenses         1,750          -          11,513
                                         ---------  ---------  --------------

Total Expenses                              1,750          -          11,513
                                         ---------  ---------  --------------

Net Income (Loss) before
    beneficial interest                  $ (1,750)  $      -   $     (11,513)
                                         =========  =========  ==============

Beneficial Conversion Feature of
 Preferred stock                                                    (706,878)
                                                                -------------

Provision for Income Taxes                      -           -              -

Net income (loss)                        $ (1,750)  $       -   $   (718,391)
                                         =========  ==========  =============

Weighted average number of common
 shares outstanding -
 basic and fully diluted                 3,375,000  3,375,000
                                         =========  ==========

Basic Earnings (Loss) per share          $  (0.00)  $   (0.00)
                                         =========  ==========


     The accompanying notes are an integral part of these statements

                                     F-3b

                       NEVADA PROCESSING SOLUTIONS, INC.
                         (a development stage company)
                          Statements of Cash Flows


Statements of Cash Flows

                                                               For the Period
                                               For the              from
                                          Three months ending   May 30, 2006
                                            September 30,        (Inception) to
                                         --------------------   September 30,
                                            2008       2007         2008
                                         ---------  ---------  --------------
Operating Activities:

Net Income (Loss)                        $ (1,750)  $      -   $    (718,391)
                                         ---------  ---------  --------------
Adjustments to reconcile
  net loss to net cash
  used by operating activities
    Beneficial Interest on
      Conversion                                -          -         706,878
   (Decrease) in accounts payable          (1,000)         -               -
                                         ---------  ---------  --------------
Cash Provided (Used) by Operations         (1,000)         -         (11,513)


Financing Activities:

Sale of Common Stock                        2,750          -           5,850
Sale of Preferred Stock                         -          -             873
Contributed Capital                             -          -           4,790
                                         ---------  ---------  --------------
Cash Provided (Used) by
  Financing Activities                      2,750          -          11,513


Net Change in Cash                         (2,750)         -               -
Beginning Cash                              2,750          -               -
                                         ---------  ---------  --------------
Ending Cash                              $      -   $      -   $           -
                                         =========  =========  ==============

The accompanying notes are an integral part of these statements

                                      F-4b

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             September 30, 2008


Note 1 - Basis of Presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the period ended June 30, 2008 and notes thereto included in the Company's S-1 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.


Note 2 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2008, the Company has not recognized any revenues to date and has accumulated operating losses of approximately $11,513 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.


                                      F-5b

                     NEVADA PROCESSING SOLUTIONS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             September 30, 2008


Note 3 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.
































                                     F-6b

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    4
Legal fees and miscellaneous expenses                           $1,500
Accounting fees and expenses                                    $4,500
Transfer Agent fees                                             $  500
Printing*                                                       $  396
                                                                ------
Total                                                           $6,900
                                                                ======

All amounts are estimates other than the Commission's registration fee.



Indemnification of Officer and Directors

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our Articles of Incorporation. Excepted from that immunity are:

1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3) a transaction from which the director derived an improper personal profit; and

4)  willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1)  such indemnification is expressly required to be made by law;

2)  the proceeding was authorized by our Board of Directors;

3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4)  such indemnification is required to be made pursuant to the Bylaws.

Our Bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our Director or officer, or is or was serving at our request as a Director or executive officer of another company, partnership, joint venture, trust, or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws also provide that no advance shall be made by us to any officer in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

On May 30, 2006 (inception), the Company issued 3,100,000 shares of its $0.001 par value common stock for $3,100 at $0.001 per share.

On June 1, 2006, we issued 872,690 shares of our $0.001 par value preferred stock for $8,727 at $0.01 per share to Processing Pros, Inc., beneficially controlled and owned by Leslie Biaggi, who has the ultimate voting control over the shares held this entity.

Each share of the Convertible Preferred Stock can be exchanged for ten hundred (10) shares of Common Stock of the corporation. We relied upon
Section 4(2) of the Securities Act for the offer and sale.  We believed that
Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

On June 30, 2008, we completed an offering of 275,000 shares at a price of $0.01 per share to a total of 24 purchasers. The total amount received from this offering was $2,750. We relied on the exemption from registration provided by Section 4(2) and Rule 505 of Regulation D under the Securities Act of 1933, as amended. The offer and sale did not involve a public offering and there was not any general solicitation or general advertising involved in the offer or sale.

The purchasers in this offering were as follows:


                                  Shares
Purchaser                        Purchased
Aldrich, Jessica                  15,000
Beel, Valarie                     10,000
Bishop, Jacquelyn                  9,000
Bishop, Jamie                     10,500
Colello, Anthony                  12,500
Colton, Craig                     15,000
Jacobson, Janice                  10,000
Jacobson, Ray                     12,000
Jesky, Rick                        5,000
Larson, Jared                      9,500
Manteris, Nicholas                15,000
Martin, Patricia                  15,000
Meadows, Evelyn                   15,000
Means, Craig                      15,000
Murtha, Kevin                     15,000
Patterson, Don                     5,000
Patterson, James                   5,000
Patterson, Lilia                   5,000
Patterson, Michael                 5,000
Sandoval, Robert                  15,000
Seymour, Candace                  15,000
Stewart, Patricia                 15,000
Sullivan, Brian                   15,000
Wright, Douglas                   11,500



Exhibits

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation          This filing
                      May 30, 2006
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant           This filing
                      dated May 31, 2006 as
                      currently in effect
-------------------------------------------------------------------------
         3.3          Amended Articles of Incorporation  This filing
                      dated February 23, 2007
                      as currently in effect
-------------------------------------------------------------------------
         3.4          Articles/Designation dated         This filing
                      April 29, 2008 as currently
                      in effect
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.    This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,     This filing
                      Chartered for June 30, 2008
                      audit
-------------------------------------------------------------------------


                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.  For determining any liability under the Securities Act of 1933:

    (i) we shall treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

   (ii) we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such

  (iii) securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference

   (iv) into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (v) we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                  Signatures

In accordance with the requirements of the Securities Act, Nevada Processing Solutions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 4th day of November, 2008.

                                         NEVADA PROCESSING SOLUTIONS, INC.

                                          /s/  J. Chad Guidry
                                          -------------------------------
                                               J. Chad Guidry
                                               President, Chief Executive
                                               Officer (Principal Executive
                                               Officer), and Director



                              POWER OF ATTORNEY

We, the undersigned officers and Directors of Nevada Processing Solutions, Inc., hereby severally constitute and appoint J. Chad Guidry, our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ J. Chad Guidry
-----------------------
J. Chad Guidry
President, CEO and
Director

November 4, 2008